EXECUTION VERSION

ESCROW AGREEMENT

This Escrow Agreement dated this [__] day of November 2010 (the “Escrow Agreement”), is entered into by and among Neostem Inc., a Delaware Corporation (“Neostem”), JGB Management Inc., a Delaware Corporation, as agent (“Agent,” and together with Neostem, the “Parties,” and each individually, a “Party”) for the purchasers under that certain Securities Purchase Agreement dated as of November 16, 2010 (the “Purchase Agreement”) among Neostem and the purchasers party thereto (the “Purchasers”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A.           Neostem and the Purchasers have entered into Purchase Agreement pursuant to which Neostem has agreed to sell, and the Purchasers have agreed to purchase, Senior Convertible Preferred Stock, Common Stock and Warrants (the “Securities”) to be issued pursuant to the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 7% Senior Convertible Preferred Stock for Neostem, Inc. dated November 16, 2010 (the “Certificate of Designations”) for consideration of $10,000,000 (the “Purchase Price”).  Capitalized terms used herein that are not defined shall have the meanings given to them in the Certificate of Designations.

B.           The Purchase Agreement requires that twenty-five per cent of the Purchase Price (the “Escrowed Amount”) be deposited into escrow to secure certain payment obligations of Neostem to the Purchasers under the Certificate of Designations;

C.           The Parties agree to place the Escrowed Amount in escrow and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.  Receipt of Escrow Property. Upon execution hereof, Agent shall deliver to the Escrow Agent the amount of $2,500,000 (the “Escrow Property”) in immediately available funds.  Neostem may, from time to time, as obligated under the Certificate of Designations, deposit additional funds into the escrow, which funds will become “Escrow Property.”

EXECUTION VERSION

Section 1.2.  Investments.

(a)           The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by the Parties.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)           The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement; provided that the Escrow Agent has invested the Escrow Property in accordance with Exhibit A.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.  Disbursements.

(a) Subject to subsection (d) below, Escrow Agent shall hold the Escrowed Property and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions:

(i) upon receipt of a written notice from the Agent stating (1) that Neostem failed to pay when due the cash portion of the Mandatory Redemption Price under Section 6(c) of the Certificate of Designations and/or the Stock Replacement Payment or cash payments due under Section 6(d)(ii) of the Certificate of Designations and (2) the dollar amount of the unpaid Mandatory Redemption Price or Stock Replacement Payment, as appropriate, the Escrow Agent shall deliver to the Agent, for the benefit of the Purchasers, cash equal to the lesser of the unpaid Mandatory Redemption Price and/or Stock Replacement Payment and the remaining balance of the Escrow Property (including any accrued interest);

(ii) upon receipt of a written notice from the Agent stating (1) that Neostem failed to pay any amount due in cash under Section 7 of the Certificate of Designations and (2) the amount of damages due to it under Section 7(c) of the Certificate of Designations, the Escrow Agent shall deliver to the Agent, for the benefit of the Purchasers, cash equal to the lesser of the damages due and the remaining balance of the Escrow Property (including any accrued interest);

EXECUTION VERSION

(iii)  upon receipt of a written notice from the Agent stating (1) that Neostem failed to pay any amount due under Section 8 of the Certificate of Designations and (2) the amount due and owing thereunder, the Escrow Agent shall deliver to the Agent, for the benefit of the Purchasers, cash equal to the lesser of the damages due and the remaining balance of the Escrow Property (including any accrued interest);

(iv)  upon receipt of a written notice from the Agent stating (1) that Neostem has an obligation to repurchase all or a portion of the Preferred Shares pursuant to Section 9 of the Certificate of Designations, (2) that Neostem has failed to repurchase the required portion of the Preferred Shares when required to do so and (3) the amount due to the Purchasers, the Escrow Agent shall deliver to the Agent, for the benefit of the Purchasers, cash equal to the lesser of the amount due and the remaining balance of the Escrow Property (including any accrued interest);

(v) upon receipt of a written notice from Neostem stating (1) that no amounts are presently due and owing to the Purchasers under the Certificate of Designations and (2) the aggregate Liquidation Preference of the outstanding Preferred Stock as of the date of the notice (the “Liquidation Preference Amount”) is less than the balance of the Escrow Property, the Escrow Agent shall deliver to Neostem cash equal to the difference between the Liquidation Preference Amount and the remaining balance of the Escrow Property (including any accrued interest); and

(vi) upon a joint written direction signed by the Parties, the Escrow Agent shall disburse the Escrow, or the appropriate portion thereof, in accordance with the written direction.

(b)           Any notice given by a Party to the Escrow Agent under subsection (a) above shall include the relevant dollar amount related to that notice and shall also be given to the other Party simultaneously.

(c)           The Escrow Agent’s sole duty is to accept notice under subsection (a) and shall have no duty to determine nor shall be liable to ascertain the validity of the claims of the Agent or Neostem under subsection (a).

(d)           The Escrow Agent shall disburse any Escrow Property eight (8) business days after receiving notice under subsection (a) unless it receives written notice pursuant to Subsection (e) hereto, upon which subsection (e) shall govern.

(e)           To the extent that the non-requesting Party objects in good faith to any request for payment, such Party must deliver a written objection notice, stating the basis for such objection, to the Escrow Agent and the other Party within seven (7) business days after receipt of the notice requesting payment and such objection shall be resolved in accordance with Section 3.5 hereof.

EXECUTION VERSION

(f)  The Escrow Agent shall deliver the applicable portion of the Escrow Property at the election of the Party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such Party, or (ii) a bank wire transfer to an account designated by such Party.

Section 1.4.  Income Tax Allocation and Reporting.

(a)           The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Neostem, whether or not such income was disbursed during such calendar year.

(b)           Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)           To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.  Termination.  Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

EXECUTION VERSION

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.  Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.  Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.  Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4.  Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.  No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

EXECUTION VERSION

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.  Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.  Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.  Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

EXECUTION VERSION

Section 3.4.  Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Neostem. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated, at a rate determined in good faith by the Parties, for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.  Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.  Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

EXECUTION VERSION

Section 3.7.  Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8  Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1.  Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.  Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

EXECUTION VERSION

Section 4.3.  Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Agent:
JGB Management Inc.
400 Madison Avenue
Suite 8D
New York, New York 10017
Attention: Brett Cohen
Telephone: 212-355-5771
Facsimile: 212-253-4093

If to Neostem:

Neostem, Inc.
420 Lexington Avenue
Suite 450
New York, New York 10170
Attention: General Counsel
Telephone No.: 212-584-4180
Facsimile No.: 646-514-7787
E-mail: cvaczy@neostem.com

If to the Escrow Agent:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Matthew Sherman; Corporate, Municipal and Escrow Solutions
Telephone: (212) 515-1573
Facsimile: (212) 509-1716

Section 4.4.  Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 4.5.  Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

EXECUTION VERSION

Section 4.6.  Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.  Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.  Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.  Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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EXECUTION VERSION

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

NEOSTEM INC.

By:

Name:

Title:

JGB MANAGEMENT INC., as Agent for the Purchasers

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

S-1

EXECUTION VERSION

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000.  Note:  On May 20, 2009, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2013.

We acknowledge that we have full power to direct investments of the Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by joint written notice to you.

Authorized Representative	Authorized Representative
Neostem Inc.	JGB Management Inc, as Agent

Date	Date

EXECUTION VERSION

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Neostem Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of Neostem Inc.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXECUTION VERSION

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Agent and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of the Agent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXECUTION VERSION

EXHIBIT C

FEES OF ESCROW AGENT